        Exhibit 10.1

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

To: [RECIPIENT]

Date of Grant: [DATE]

You are hereby awarded, effective as of the Date of Grant, [●] performance restricted stock units (each a “PRSU” and collectively the “PRSUs”) representing the right to receive shares of common stock, $.001 par value (“Common Stock”), of ModivCare Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2006 Long‐Term Incentive Plan, as amended from time to time (the “Plan”), subject to the terms and conditions specified below in this Performance Restricted Stock Unit Agreement (“Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the PRSUs:

Restrictions and Forfeiture
The PRSUs are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to your estate or upon your death. Any purported transfer in violation of this paragraph shall be void ab initio.

Except as set forth below, if your Employment terminates for any reason, your unvested PRSUs will be immediately forfeited.

Subject to the restrictions set forth in the Plan, the Administrator shall have the authority, in its discretion, to accelerate the vesting schedule applicable to your PRSUs, whenever the Administrator may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the Date of Grant.

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Vesting
Provided you maintain your Employment from the Date of Grant through the third annual anniversary of the Date of Grant (the “Vesting Period” and the day that is the end of the Vesting Period, the “Vesting Date”), your PRSUs will vest and you will be entitled to receive that number of shares of Common Stock of the Company, if any, determined by multiplying (i) the aggregate number of PRSUs subject to this Agreement by (ii) the payout percentage set forth in Schedule A for the revenue and Adjusted EBITDA thresholds attained by the Company for the fiscal year-ended December 31, 2025 (“Performance Targets”), as reported on the Company’s audited financial statements for the fiscal year-ended December 31, 2025, with the payout percentage determined by linear interpolation in the event the actual achievement of the Performance Targets falls between the revenue and/or Adjusted EBITDA threshold targets listed on Schedule A. Any fractional shares of Common Stock that become payable will be rounded down to the nearest whole share.

At the Administrator’s discretion, the Performance Targets may be adjusted as necessary to reflect the financial impact of any acquisitions or divestitures made by the Company during the Vesting Period.

Other than as provided below with respect to the Change in Control, in the event that (i) either minimum Performance Target is not achieved (one or both of the lowest revenue and Adjusted EBITDA targets set forth in Schedule A are not achieved for the year-ended December 31, 2025), or (ii) your Employment is terminated for any reason prior to the Vesting Date, you will not be entitled to receive any shares of Common Stock with respect to your PRSUs and the PRSUs will be forfeited and terminate in their entirety.

Settlement

As soon as reasonably practicable following the later of (i) filing of the Company’s 2025 annual report on Form 10-K, or (ii) the Vesting Date, but in no event later than December 31, 2026, the Company shall issue to you (or your beneficiary, if applicable), in certificated or book entry form, the shares of Common Stock that you become entitled to receive hereunder, if any, subject to the satisfaction of any required tax withholding obligations and the other conditions described below. Upon the Vesting Date, your rights with respect of the PRSUs, as such, subject to this Agreement shall be extinguished and this Agreement shall thereafter represent only the right to receive the shares of Common Stock that you become entitled to receive hereunder, if any.

Change in Control
Notwithstanding the Plan or the foregoing, in the event of a Change in Control, provided you have maintained your Employment from the Date of Grant through the date of closing of the Change in Control (“Change in Control Vesting Date”), your PRSUs will vest and you will be entitled to receive the aggregate number of PRSUs subject to this Agreement to which you would be entitled if the Performance Targets were achieved at 100% as set forth in Schedule A. In the event of a Change in Control, the Company shall issue to you (or your beneficiary, if applicable), within 30 days of the Change in Control Vesting Date, in certificated or book entry form, the shares of Common Stock, or at the discretion of the Administrator, a lump sum cash payment equal to the Fair Market Value of such share of Common Stock, or a combination thereof, that you become entitled to receive hereunder subject to the satisfaction of any required tax withholding obligations and the other conditions described below.

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Additional Conditions to Settlement
Upon settlement of your vested PRSUs prior to a Change in Control, the Company will transfer any shares of Common Stock to be issued to you hereunder as described above, either in book entry form or by share certificate.

You will not receive the shares of Common Stock unless and until all of the following events occur and during the following periods of time:

(i) Until the shares of Common Stock are approved, registered and listed with such federal, state, local and foreign regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable, or the Company deems such shares to be exempted therefrom;

(ii) During any period of time which the Company deems that the issuance of the shares of Common Stock may violate a federal, state, local, or foreign law, rule or regulation, or any applicable securities exchange or listing rule or agreement, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell; or

(iii) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock) (A) all federal, state, local and foreign tax withholding required by the Company in connection with the issuance or the vesting and settlement of the PRSUs and (B) your employee’s portion of other federal, state, local and foreign payroll and other taxes due in connection with the issuance or the vesting and settlement of the PRSUs. In the event you have not paid or made suitable arrangements to pay all such required withholding amounts within 10 days following the Vesting Date (of if earlier, the Change in Control Vesting Date), your right to all such shares of Common Stock hereunder will be forfeited.

Dividend Equivalents and Voting
In the event that the Company pays a cash dividend with respect to the shares of Common Stock of the Company following both the Date of Grant and the date on which at least both minimum Performance Targets are achieved (and prior to the Vesting Date or Change in Control Vesting Date), an amount equal to such per-share dividend paid following the date on which both minimum Performance Targets are achieved shall be credited to your account with respect to the number of PRSUs equal to the payout percentage for the applicable Performance Target threshold amount that has been satisfied prior to the applicable ex-dividend date, if any.

The amount so credited shall be deferred (without interest) until the vesting and settlement of such related PRSUs and shall be forfeited upon the forfeiture of such related PRSUs prior to vesting and settlement. The Administrator may, in its discretion, determine, in connection with any such crediting, whether such crediting will be in cash, additional PRSUs or other notional instrument; provided that in the absence of any such determination, such crediting will be in cash.

You will not have any voting rights with respect to any PRSUs.

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Tax Withholdings
You will be taxed on the PRSUs when they become vested and settled by the issuance of shares of Common Stock (or cash or other consideration following or in connection with a Change in Control, as applicable) and you must arrange to pay the taxes on this income. Arrangements paying the taxes may include, at your election, your surrendering shares of Common Stock or other consideration that otherwise would be issued to you upon vesting and settlement of the PRSUs or your surrendering shares of Common Stock you already own. The fair market value of the shares of Common Stock you surrender, determined as of the date when taxes otherwise would have been withheld, will be applied as a credit against the withholding taxes.

Beneficiary Designation	You may from time to time name any beneficiary or beneficiaries by whom any right under this Agreement is to be exercised and to whom any amount payable under this Agreement is to be made in the event of your death. Each designation will revoke all prior designations, shall be in a form reasonably prescribed by the Administrator and shall be effective only when filed by you in writing with the Company during your lifetime. If no beneficiary designation is in effect at the time of your death, if no designated beneficiary survives you, or if such designation conflicts with applicable law, your estate shall be considered your beneficiary.
Representation
You hereby agree, warrant and represent that you will acquire the shares of Common Stock to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree to not at any time make any offer, sale, transfer, pledge or other disposition (including with respect to any settlement of any hedging transaction) of such shares to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or foreign law, rule or regulation, or any securities exchange rule or listing agreement.

The sole purpose of the agreements, warranties and representations set forth in the immediately preceding paragraph is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

Stock Dividend, Stock Split and Similar Capital Changes	In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this Agreement shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith.
No Effect on Status as an Employee
Nothing herein guarantees your status as an Employee for any specified period of time. You recognize that, for instance, you may terminate your Employment or the Company or any of its Affiliates or any successors thereto may terminate your Employment prior to the date on which your PRSUs become vested.

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No Effect on Corporate Authority
You understand and agree that the existence of this Agreement will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Arbitration
Any dispute or disagreement between you and the Company with respect to any portion of this Agreement or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration, at a location designated by the Company, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you agree you will attempt to resolve any disputes or disagreements with the Company over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company.

Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.
Notices
Any notice you give to the Company must be in writing and either hand‐delivered or mailed to the office of the General Counsel of the Company. If mailed, it should be addressed to the General Counsel of the Company at its then main headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand‐delivered or, if mailed, on the day such notice is postmarked.

Conflicting Terms	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

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Code Section 409A
Your PRSUs are intended to be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”) so that none of the payments or benefits hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities will be interpreted in accordance with this intent.

If at the time of your termination of employment, you are a “specified employee,” as determined by the Company under Treasury regulation Section 1.409A-1(i), in the event any amounts payable under this Agreement as a result of the termination of your employment constitute deferred compensation subject to Section 409A, as determined by the Administrator in its sole discretion, and would (but for this provision) be payable within six (6) months following the date of your termination of Employment, such amounts shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon your death.

The Administrator reserves the right to amend the terms hereunder as it considers necessary or advisable, in its sole discretion and without your consent, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Notwithstanding the foregoing, none of the Company, the Administrator, any Affiliate or any other person represents or guarantees that any particular federal, state or local tax consequences shall occur as a result of this Agreement and none of the Company, the Administrator, or any Affiliate shall have any liability to you or your beneficiaries for any failure to comply with Section 409A.

You are encouraged to consult with your own advisors regarding the tax consequences of the PRSUs.

Successor and Assigns
Subject to applicable securities laws, the PRSUs and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and any Affiliate and your successors and permitted assigns. The provisions of the PRSUs are intended to be for your benefit and shall be enforceable by you.

[Signature page follows]

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Please sign the copy of this Performance Restricted Stock Unit Agreement and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

MOMODIVCARE INC.
By:
Name:
Title:

ACKNOWLEDGEMENT

I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of the Performance Restricted Stock Unit Agreement. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of the Performance Restricted Stock Unit Agreement. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Performance Restricted Stock Unit Agreement. I accept this Performance Restricted Stock Unit Agreement in full satisfaction of any previous written or verbal promise made to me by the Company or any of its Affiliates with respect to stock grants.

Date:
Signature of Recipient Name:

[Signature Page to Performance Restricted Stock Unit Agreement]
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Schedule A

2023 – 2025 Performance Targets

	ADJUSTED EBITDA Targets (Millions)
Revenue Targets (Millions)		$255	$266	$278	$289	$300	$315	$330	$345	$360
	$2,550	50%	57%	63%	69%	75%	88%	100%	113%	125%
	$2,663	57%	63%	69%	76%	82%	94%	107%	119%	132%
	$2,775	63%	69%	75%	82%	88%	100%	113%	125%	138%
	$2,888	69%	76%	82%	88%	94%	107%	119%	132%	144%
	$3,000	75%	82%	88%	94%	100%	113%	125%	138%	150%
	$3,150	88%	94%	100%	107%	113%	125%	138%	150%	163%
	$3,300	100%	107%	113%	119%	125%	138%	150%	163%	175%
	$3,450	113%	119%	125%	132%	138%	150%	163%	175%	188%
	$3,600	125%	132%	138%	144%	150%	163%	175%	188%	200%

[Signature Page to Performance Restricted Stock Unit Agreement]
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